                                                                     EXHIBIT 2.2

                         AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger ("Agreement") is entered into as of the 9th day of March, 1999, by and among NETIVATION.COM, INC., a Nevada corporation ("Netivation"), NETIVATION ACQUISITION COMPANY, INC., an Idaho corporation ("Netivation Sub"), INTERLINK SERVICES, INC., a Washington corporation ("InterLink"), DENE W. GARY ("Gary"), and JAMES L. MOODY AND CARLA
A. MOODY, as joint tenants with right of survivorship ("Moody" and, together with Gary, collectively "Shareholders").

                               R E C I T A L S :

          A. The Shareholders are the holders and owners of all of the issued and outstanding shares of stock of InterLink (all of such outstanding shares, the "InterLink Shares").

          B. Netivation is the owner and holder of all of the issued and outstanding shares of Netivation Sub (all of such outstanding shares, the "Netivation Sub Shares").

          C. Netivation desires to acquire InterLink by means of a merger of Netivation Sub with and into InterLink, and the Shareholders and InterLink desire the same, upon the terms and subject to the conditions of this Agreement.

          D. Pursuant to such merger, InterLink will be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and Netivation Sub will be the merged or disappearing corporation (sometimes referred to herein as the "Merged Corporation").

          E. The Boards of Directors of InterLink and Netivation Sub have determined that the proposed merger of Netivation Sub with and into InterLink is in the best interests of their respective corporations and shareholders.

          F. Such merger is subject to, among other things, approval by the Boards of Directors of Netivation and Netivation Sub and the Shareholders as required under Section 23B.11.030 of the Washington Business Corporation Act (the "WBCA").

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                              A G R E E M E N T :

          1.   THE MERGER.

               1.1 THE MERGER. At the Effective Time and subject to and upon the terms of this Agreement, the WBCA, and the Idaho Business Corporation Act ("IBCA"), Netivation Sub shall be merged with and into InterLink (the "Merger"), the separate corporate existence of


AGREEMENT AND PLAN OF MERGER - 1

Netivation Sub shall cease, and InterLink shall continue as the surviving corporation in accordance with Section 1.4 (the "Surviving Corporation").

               1.1.1 WASHINGTON ARTICLES OF MERGER. At the Closing, InterLink and Netivation Sub shall execute and acknowledge Washington Articles of Merger in the form of Exhibit 1.1.1 ("Washington Articles of Merger") providing for the Merger pursuant to Sections 23B.11.010, et. seq., of the WBCA.

               1.1.2 IDAHO ARTICLES OF MERGER. At the Closing, Netivation Sub shall execute and acknowledge Idaho Articles of Merger in the form of Exhibit
1.1.2 ("Idaho Articles of Merger") providing for the Merger pursuant to Part 11 of the IBCA.

               1.1.3 FILINGS. Immediately upon completion of the Closing, InterLink and Netivation Sub shall cause the Merger to be consummated by filing or causing to be filed the Idaho Articles of Merger with the Secretary of State of Idaho and by filing or causing to be filed the Washington Articles of Merger with the Secretary of State of Washington, pursuant to Section 30-1-1105 of the IBCA and Section 23B.11.050 of the WBCA, respectively.

          1.2 EFFECTIVE TIME. The Effective Time of the Merger (the "Effective Time") shall be the first business day when the Merger is effective under both the IBCA and the WBCA.

          1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under all applicable provisions of the IBCA and the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

               1.3.1 INTERLINK SHARES. All of the outstanding InterLink Shares shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the number of shares of Netivation's common stock (the "Netivation Stock") equal to One Million Two Hundred Sixty-four Thousand Two Hundred Eighty-five (1,264,285) divided by the per share effective price of Netivation's common stock upon the effectiveness of Netivation's initial public offering ("IPO"), subject to the Securities Law Restrictions and the Hold Restriction. The number of shares of Netivation Stock issuable to each Shareholder hereunder shall be rounded to the nearest whole share; Netivation shall not be obligated to issue fractional shares of Netivation Stock and cash shall not be paid in lieu of fractional shares. Each holder of certificate(s) representing InterLink Shares immediately prior to the Effective Time, upon surrender of such certificate(s) to the Surviving Corporation after the Effective Time, shall, subject to the other provisions of this Agreement, be entitled to receive certificate(s) representing the appropriate number of shares of Netivation Stock. Until so surrendered, each such certificate for InterLink Shares shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of Netivation Stock into which such InterLink Shares were converted pursuant to the Merger.

AGREEMENT AND PLAN OF MERGER - 2

               1.3.2 NETIVATION SUB SHARES. All of the outstanding Netivation Sub Shares shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into 12,750 shares of InterLink common stock. Each certificate for Netivation Sub Shares shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of InterLink common stock into which such Netivation Sub Shares were converted pursuant to the Merger.

               1.3.3 OTHER EFFECTS. Any and all assets, rights, privileges, powers and franchises of Netivation Sub and InterLink, individually and collectively, shall vest in the Surviving Corporation, and any and all debts, liabilities, duties and obligations of Netivation Sub and InterLink, individually and collectively, shall vest in, be deemed to be assumed by and become debts, liabilities, duties and obligations of the Surviving Corporation.

          1.4  THE SURVIVING CORPORATION.

               1.4.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of InterLink as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles.

               1.4.2 BYLAWS. The Bylaws of InterLink as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               1.4.3 DIRECTORS AND OFFICERS. Promptly following the Effective Time, the individuals listed on Exhibit 1.4.3 shall be elected as the directors and officers of the Surviving Corporation.

               1.4.4 SURRENDER. At the Closing, the Merged Corporation shall surrender its stock registry, minute book and corporate seal to the Surviving Corporation. At the Effective Time the stock transfer books of the Merged Corporation shall be closed, and there shall be no registration of transfers of shares of capital stock of the Merged Corporation thereafter.

               1.4.5 NO TRANSFERS. There shall be no further registration or transfers of the Netivation Sub Shares on the transfer books of the Surviving Corporation of the Netivation Sub Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled in consideration of the payment of the appropriate number of shares of Netivation Stock as provided herein, except as otherwise provided by law.

          1.5 ADDITIONAL ACTIONS. If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets

AGREEMENT AND PLAN OF MERGER - 3
of the Merged Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement and the Contemplated Transactions, the Merged Corporation shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, novations and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and the transactions contemplated hereby; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such actions.

               1.6 SECURITIES LAW RESTRICTIONS AND HOLD RESTRICTION. "Securities Law Restrictions" means restrictions applicable to shares of the Netivation Stock by virtue of the fact that such shares of Netivation common stock will not be registered under the Securities Act and applicable state "Blue Sky" laws at or after the time of issuance, and must be held indefinitely unless or until (a) they are sold to Netivation, (b) they are subsequently registered under the Securities Act of 1933 and applicable state "Blue Sky" laws or (c) an exemption from such registration is available for any subsequent sale or distribution. The "Hold Restriction" means the Netivation Stock may be restricted as determined by the managing underwriter of Netivation's IPO, but in no event shall such Hold Restriction be longer than twelve months from the Effective Time.

               1.6.1 At least ninety (90) days prior to the expiration of any Hold Restriction, Netivation shall commence the process of registering the Netivation Stock under the Securities Act of 1933 and applicable Blue Sky laws and shall use its best efforts to conclude such registration as soon thereafter as possible. Netivation shall furnish prompt written notice to Shareholders of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of Shareholders made to Netivation within ten (10) days after the receipt of such notice from Netivation, Netivation shall include in such registration the requested number of Shareholders' Netivation Stock to be registered.

               1.6.2 Netivation shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Netivation Stock pursuant to this Section including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Netivation, but excluding underwriting discounts and commissions relating to the Netivation Stock.

          2. REPRESENTATIONS AND WARRANTIES OF INTERLINK AND SHAREHOLDERS. As a material inducement to Netivation to enter into this Agreement, Shareholders and InterLink, jointly and severally, represent and warrant that:

               2.1 ORGANIZATION AND CORPORATE POWER. InterLink is a corporation duly incorporated and validly existing under the laws of the state of Washington and InterLink is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. InterLink has all requisite corporate power and authority and all

AGREEMENT AND PLAN OF MERGER - 4
material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of InterLink's articles of incorporation and bylaws that have been furnished to Netivation's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               2.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of InterLink consists of 50,000 shares of common stock, 12,750 of which are issued and outstanding and are owned, beneficially and of record, by Shareholders and no other stock of the InterLink is issued and outstanding. InterLink does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its stock. InterLink is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. InterLink has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All of the outstanding shares of InterLink's capital stock are validly issued, fully paid, and nonassessable. Shareholders have, and at the Effective Time, Netivation will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

               2.3 SUBSIDIARIES. InterLink does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity.

               2.4 CONDUCT OF BUSINESS; LIABILITIES. InterLink is not in default under, and no condition exists that with notice or lapse of time would constitute a default of InterLink under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which InterLink is a party or by which InterLink or the properties of InterLink are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of InterLink taken as a whole.

               2.5 FINANCIAL STATEMENTS. The unaudited balance sheet of InterLink as of February 28, 1999, in the form attached to this Agreement as
EXHIBIT 2.5(A) and the income statement for the year ending December 31, 1998, and the month ending February 28, 1999, in the form attached to this Agreement as EXHIBIT 2.5(B) (collectively the "February 28, 1999 Financial Statements"), fairly presents the financial position of InterLink as at February 28, 1999. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the February 28, 1999 Financial Statements that would, individually or in the aggregate, have a material negative effect upon InterLink's reported financial condition.

               2.6 NO UNDISCLOSED LIABILITIES. Except for (i) liabilities and obligations incurred in the ordinary course of business since February 28, 1999 ("Statement Date"), and (ii) liabilities or obligations described in SCHEDULE 2.6, neither InterLink nor any of the property of InterLink is subject to any material liability or obligation.

AGREEMENT AND PLAN OF MERGER - 5

               2.7 ABSENCE OF CERTAIN CHANGES. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:

                    2.7.1 Any material adverse change in the business, financial condition, operations, or assets of InterLink;

                    2.7.2 Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of InterLink;

                    2.7.3 Any sale or transfer by InterLink of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

                    2.7.4 Any declaration, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by InterLink of any stock of InterLink;

                    2.7.5 Any material transaction not in the ordinary course of business of InterLink;

                    2.7.6 To the best of Shareholders' and InterLink's knowledge, the lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

                    2.7.7 The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

                    2.7.8 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

                    2.7.9 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

                    2.7.10 An agreement to do any of the foregoing.

               2.8 ERISA AND RELATED MATTERS. SCHEDULE 2.8 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in (S)(S) 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as

AGREEMENT AND PLAN OF MERGER - 6
amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by InterLink. Except as listed on SCHEDULE 2.8, InterLink does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of InterLink, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in (S) 3(3) of ERISA), for which InterLink may have any ongoing material liability after Closing. InterLink does not maintain nor has it ever contributed to any Multiemployer Plan as defined by (S) 3(37) of ERISA. InterLink does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in (S) 406 of ERISA or (S) 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by InterLink as to which InterLink has been party a party. As to any employee pension benefit plan listed on
SCHEDULE 2.8 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in (S) 4043 of ERISA).

               2.9 LITIGATION. There are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of Shareholders' and InterLink's knowledge, overtly threatened against InterLink or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; InterLink is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Shareholders' and InterLink's knowledge, any governmental investigations or inquiries; and, to the best knowledge of Shareholders and InterLink, there is no basis for any of the foregoing.

               2.10 TAX MATTERS. InterLink has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon. No taxing authority has asserted any deficiency in the payment of any tax or informed InterLink that it intends to assert any such deficiency or to make any audit or other investigation of InterLink for the purpose of determining whether such a deficiency should be asserted against InterLink.

               2.11 COMPLIANCE WITH LAWS. To the best of Shareholders' knowledge, InterLink is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if InterLink was not in compliance therewith, would have a materially adverse effect on the business of InterLink, taken as a whole. Neither Shareholders nor InterLink have received any notice of any asserted present or past failure by InterLink to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

               2.12 NO BROKERS. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the purchase based on any arrangement or agreement binding upon any of the parties hereto.

AGREEMENT AND PLAN OF MERGER - 7

               2.13 INSURANCE. SCHEDULE 2.13 contains a list of each insurance policy maintained by InterLink with respect to its properties, assets, and businesses, and each such policy is in full force and effect. InterLink is not in material default with respect to its obligations under any such policy maintained by it. Neither Shareholders nor InterLink have been notified of the cancellation of any of the insurance policies listed on SCHEDULE 2.13 or of any material increase in the premiums to be charged for such insurance policies.

               2.14 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as provided in this Agreement:

                     2.14.1 Neither Shareholders nor InterLink is aware that any executive or key employee of InterLink or any group of employees of InterLink has any plans to terminate employment with InterLink;

                     2.14.2 To the best of Shareholders' knowledge, InterLink has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

                     2.14.3 There is no unfair labor practice charge, complaint, or other action against InterLink pending or, to Shareholders' and InterLink's best knowledge, threatened before the National Labor Relations Board and InterLink is not subject to any order to bargain by the National Labor Relations Board;

                     2.14.4 No questions concerning representation have been raised or, to Shareholders' and InterLink's best knowledge, are threatened with respect to employees of InterLink;

                     2.14.5 No grievance that might have a material adverse effect on InterLink and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best knowledge of Shareholders and the directors and responsible officers of InterLink, no basis exists for any such grievance or arbitration proceeding; InterLink has no collective bargaining or union contracts agreement in effect or being negotiated; and

                     2.14.6 To the best knowledge of Shareholders and the directors and responsible officers of InterLink, no employee of InterLink is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than InterLink relating to the present business activities of InterLink; there is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to Shareholders' and InterLink's best knowledge, threatened against InterLink.

               2.15 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to

AGREEMENT AND PLAN OF MERGER - 8

Netivation by or on behalf of InterLink or Shareholders with respect to the Merger contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Neither Gary nor Moody or any responsible officer or director has intentionally concealed any fact known by such person to have a material adverse effect upon InterLink's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

               2.16 POWER OF ATTORNEY. No material power of attorney or similar authorization given by InterLink is presently in effect.

               2.17 ACCOUNTS RECEIVABLE. All accounts receivable of InterLink reflected in the February 28, 1999 Financial Statements represent bona fide sales actually made in the ordinary course of business.

               2.18 AGREEMENTS AND COMMITMENTS. SCHEDULE 2.18 contains a complete and accurate list of each agreement, contract, instrument, and commitment (including license agreements) to which InterLink is a party that provides for payments in excess of $5,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge ("Third Party Agreements"). InterLink is not in material default under any Third Party Agreements, nor, to Shareholders' and InterLink's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by InterLink under any Third Party Agreements.

               2.19  PERSONAL PROPERTY. Without material exception, SCHEDULE
2.19 contains lists of all tangible personal property and assets owned or held by InterLink and used or useful in the conduct of the business of InterLink. Except as set forth in SCHEDULE 2.19, InterLink owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). InterLink has delivered to Netivation copies of all leases and other agreements relating to property described in SCHEDULE 2.19 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and InterLink is not in material default under any such leases or agreements. Except as set forth in
SCHEDULE 2.19 and to the best of Shareholders' knowledge, all material properties listed therein are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of InterLink. To the best of Shareholders' knowledge, all such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in SCHEDULE 2.19 include substantially all such properties necessary to conduct the business and operations of InterLink as now conducted.

AGREEMENT AND PLAN OF MERGER - 9

               2.20 REAL PROPERTY. SCHEDULE 2.20 contains a list of all real property currently owned or leased by InterLink and used or useful in the conduct of the business operations of InterLink. Except as set forth in SCHEDULE 2.20, InterLink has good and marketable fee simple title, insurable at standard rates, to all of the real property listed as owned in SCHEDULE 2.20 free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except liens for real estate taxes, assessments, charges, or other governmental levies not yet due and payable and except for easements, rights of way, and restrictions of record. Shareholders have delivered to Netivation copies of all leases listed in SCHEDULE 2.20 (including any and all amendments and other modifications of such leases), which leases are valid and binding. To the best of Shareholders' knowledge, InterLink is not in material default under any such leases. To the best of Shareholders' knowledge, all property listed in
SCHEDULE 2.20 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of the business of InterLink. Except as set forth in SCHEDULE 2.20 and to the best of Shareholders' knowledge, none of the property listed in SCHEDULE
2.20 or subject to leases listed in SCHEDULE 2.20 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The property and leases described in SCHEDULE
2.20 include all such property or property interests necessary to conduct the business and operations of InterLink as they are presently conducted.

               2.21 PERSONNEL. SCHEDULE 2.21 sets forth a true and complete list of:

                     2.21.1 The names, title, and current salaries of all officers of InterLink;

                     2.21.2  The names of all directors of InterLink;

                     2.21.3 The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly employees of InterLink;

                     2.21.4 All scheduled or contemplated increases in compensation or bonuses; and

                     2.21.5  All scheduled or contemplated employee promotions.

               2.22 PATENTS, TRADEMARKS, TRADE NAMES, ETC. SCHEDULE 2.22 contains an accurate and complete list of all patents, trademarks, tradenames, service marks, and copyrights, and all applications therefor, presently owned or held subject to license by InterLink and, to InterLink's best knowledge, the use thereof by InterLink does not materially infringe on any patents, trademarks, or copyrights or any other rights of any person. To Shareholders' and InterLink's best knowledge, InterLink has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks,

AGREEMENT AND PLAN OF MERGER - 10
copyrights, or confidential information. Except as set forth in SCHEDULE 2.22, InterLink has not received any written notice of any infringement or unlawful use of such property.

               2.23 MERGER. The merger contemplated by this Agreement shall be valid under Washington law when consummated in accordance with the terms of this Agreement.

               2.24 INTERACTIVE HEALTH EVALUATION SYSTEMS. InterLink has fulfilled all of its obligations under that certain Consulting and Development Agreement between InterLink and Interactive Health Evaluation Systems, Inc. ("Interactive") dated November 17, 1997, and has received no notice of default, claim or demand from or on behalf of Interactive relating to said agreement.

          3. REPRESENTATIONS AND WARRANTIES OF NETIVATION. As a material inducement to the Shareholders to enter into this Agreement, Netivation hereby represents and warrants to Shareholders as follows:

               3.1 ORGANIZATION; POWER. Netivation is a corporation duly incorporated and validly existing under the laws of the state of Nevada, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

               3.2 AUTHORIZATION. The execution, delivery, and performance by Netivation of this Agreement and all other agreements contemplated hereby to which Netivation is a party have been duly and validly authorized by all necessary corporate action of Netivation, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Netivation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

               3.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by Netivation of this Agreement and all other agreements contemplated hereby to which Netivation is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Netivation is a party or by which Netivation is bound.

               3.4 LITIGATION. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Netivation, threatened against Netivation or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Merger.

AGREEMENT AND PLAN OF MERGER - 11

               3.5  INVESTMENT REPRESENTATIONS.

                    3.5.1 During the course of the negotiation of this Agreement, Netivation has reviewed all information provided to it by InterLink and has had the opportunity to ask questions of and receive answers from representatives of InterLink concerning InterLink and the Merger, and to obtain certain additional information requested by Netivation.

                    3.5.2 Netivation understands that the Shares to be purchased have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

                    3.6 NO TAX ADVICE. Netivation makes no representations or warranties, either express or implied, to Shareholders regarding the tax treatment of this transaction. Netivation understands that Shareholders are relying on their own tax advisers in determining the tax treatment of this transaction.

                    3.7 COMPLIANCE. Netivation has complied in all material respects, and at the Effective Time shall have complied in all material respects, with all federal and state securities laws in connection with this Agreement and the IPO.

                    3.8 FULL DISCLOSURE. Neither this Agreement (including all Schedules and Exhibits hereto) nor any other documents to be executed and delivered by Netivation in connection with this transaction, including the IPO, contains or will contain any material untrue statement of fact, and none of such documents omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                    3.9 MERGER. The merger contemplated by this Agreement shall be valid under Idaho law when consummated in accordance with the terms of this Agreement.

          4. CONDUCT OF INTERLINK'S BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, and except as otherwise consented to or approved by Netivation, Shareholders and InterLink covenant and agree with Netivation as follows:

               4.1 REGULAR COURSE OF BUSINESS. InterLink will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and InterLink will continue to use its reasonable efforts to keep available the services of present officers and employees (other than planned retirements) and to preserve its present relationships with persons having business dealings with it. Shareholders will confer with Netivation concerning operational matters of a material nature and will otherwise report periodically to Netivation concerning the status of the business, operations, and finances of InterLink.

AGREEMENT AND PLAN OF MERGER - 12

               4.2 DISTRIBUTIONS. InterLink will not declare, pay, or set aside for payment any dividend or other distribution in respect of its capital stock.

               4.3 CAPITAL CHANGES. InterLink will not issue any shares of its stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase reacquire, cancel, or redeem any such shares.

               4.4 ASSETS. The assets, property, and rights now owned by InterLink will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Netivation, InterLink will not encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

               4.5 INSURANCE. InterLink will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Netivation's cost, as Netivation may request.

               4.6 EMPLOYEES. InterLink will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgement of management of InterLink, in InterLink's best interest.

               4.7 NO VIOLATIONS. InterLink will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

               4.8 PUBLIC ANNOUNCEMENTS. No press release or other announcement to the employees, customers, or suppliers of InterLink related to this Agreement or the Merger will be issued without the joint approval of the parties, unless required by law, in which case Netivation and Shareholders will consult with each other regarding the announcement.

               4.9 ASSIGNMENTS AND CONSENTS. InterLink will obtain all necessary assignments and consents with respect to all agreements and contracts of InterLink.

               4.10 SELLER APPROVAL. InterLink will obtain approval by InterLink's shareholders of the transactions provided for in this Agreement.

AGREEMENT AND PLAN OF MERGER - 13

          5. COVENANTS OF INTERLINK AND SHAREHOLDERS. InterLink and Shareholders covenant and agree with Netivation as follows:

               5.1 SATISFACTION OF CONDITIONS. InterLink will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which InterLink is bound. If any such consent or approval is not obtained, InterLink will use commercially reasonable efforts to secure an arrangement reasonably satisfactory to Netivation intended to provide for Netivation following the Closing the benefits under each contract or agreement for which such consent or approval is not obtained.

               5.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Shareholders and InterLink will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Netivation of any breach by either of them that either of them discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Netivation specifically agrees thereto in writing; provided, however, that if the Merger is closed, Netivation will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this Section 5.2.

               5.3 NO SOLICITATION. Until the Closing or termination pursuant to Section 11 of this Agreement, neither Shareholders nor InterLink, nor any of their respective directors, officers, employees, or agents shall, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the capital stock or all or substantially all of the assets of InterLink (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any information concerning InterLink to any party in connection with any transaction involving the acquisition of the capital stock or assets of InterLink by any person other than Netivation. Shareholders or InterLink will promptly inform Netivation of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer or director of InterLink or Shareholders after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.

               5.4 ACTION AFTER THE CLOSING. Upon the reasonable request of any party hereto after the Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Merger. These include, by way of illustration and not by way of limitation, the following:

                    5.4.1 Various conditions relating to filing, payment, and collecting of refunds relating to taxes;

AGREEMENT AND PLAN OF MERGER - 14

                    5.4.2  Resignations of each of the directors of InterLink;

                    5.4.3 Provisions relating to delivery of Corporate books and records;

                    5.4.4 Provisions relating to treatment of confidential proprietary information obtained in the merger process; and if Netivation is concerned that Shareholders is not getting corporate approval in due time (or vice versa), the following covenant may be considered.

          6.   SHAREHOLDERS' COVENANTS NOT TO COMPETE.

               6.1 GARY--IN GENERAL. As of the date of Closing, Gary shall not participate in, engage in, reopen, or be employed directly or indirectly by any business, trade, or occupation similar to the businesses currently conducted by Netivation or InterLink, nor will they in any manner become interested, directly or indirectly, in any such business, trade or occupation within the geographic area of Netivation's and InterLink's current business for a period of three (3) years from Closing.

               6.2 EXCEPTIONS FOR EMPLOYMENT OF GARY BY NETIVATION AND INCONSISTENT TERMS. It shall not be a breach of the non-compete covenant for Gary to accept employment with Netivation. Furthermore, to the extent that Gary and Netivation enter into an employment agreement that contains a non-compete covenant with a different length of time than is provided herein, then the provisions herein concerning the length of Gary's covenant shall be deemed amended to match the length of the non-compete covenant in said employment agreement.

               6.3 MOODY. As of the date of Closing, Moody shall not participate in, engage in, or conduct, directly or indirectly, any Web design or Web hosting (unless such participation is as an employee of or consultant to InterLink or Netivation) within the geographic area of Netivation's and InterLink's current business for a period of two (2) years from Closing.

               6.4 REMEDY FOR BREACH. The parties agree that it would be difficult to measure damages to Netivation resulting from any breach of Shareholders' non-compete covenants and that damages therefore would be an inadequate remedy. Accordingly, Shareholders agree that Netivation is entitled to specific performance of Shareholders' non-compete covenants by any court having jurisdiction; provided, however, this clause shall not be construed to prohibit Netivation from pursuing any other remedies permitted by law to redress such breach or anticipated or threatened breach.

          7.   COVENANTS OF NETIVATION.

               7.1 BEST EFFORTS. Netivation will use its best efforts to cause the conditions set forth in Section 9 to be satisfied.

AGREEMENT AND PLAN OF MERGER - 15

               7.2 EMPLOYEE INCOME TAX MAKEUP. In the event that Netivation requires current employees of InterLink to relocate to Idaho, Netivation shall increase any such employees' wages or salary by eight and two-tenths percent (8.2%) upon the relocation.

               7.3 CONTRIBUTION TO CAPITAL. Netivation shall pay InterLink Fifty Thousand Dollars ($50,000) cash upon the execution of this Agreement, the receipt of which is hereby acknowledged.

          8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NETIVATION. Each and every obligation of Netivation under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

               8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by InterLink herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Shareholders and InterLink will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and Netivation will have received, at the Closing, a certificate of InterLink and Shareholders, signed by the President and the Chief Financial Officer of InterLink and Shareholders, in the form attached hereto as EXHIBIT 8.1, stating that each of the representations and warranties made by InterLink and Shareholders herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Shareholders and InterLink have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

               8.2 LITIGATION. No material action, suit, or proceeding before any court, governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Shareholders, InterLink, or Netivation or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Merger, questioning the validity or legality of the Merger, or seeking damages in connection with the Merger.

               8.3 LEGAL OPINION. Netivation will have received an opinion of Seller's legal counsel, in the form attached hereto as EXHIBIT 8.3.

               8.4 MATERIAL CHANGE. From the date of this Agreement to the Closing, InterLink shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit or Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

AGREEMENT AND PLAN OF MERGER - 16

               8.5  [INTENTIONALLY BLANK.]

               8.6  [INTENTIONALLY BLANK.]

               8.7  [INTENTIONALLY BLANK.]

               8.8 EMPLOYEE AGREEMENTS. An employment agreement in the form attached hereto as EXHIBIT 8.8 shall have been entered into with Gary.

          9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INTERLINK AND SHAREHOLDERS. Each and every obligation of Shareholders and InterLink under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

               9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by Netivation herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Netivation will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and Shareholders will have received, at the Closing, a certificate of Netivation, signed by the President of Netivation, in the form attached hereto as EXHIBIT 9.1, stating that each of the representations and warranties made by Netivation herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Netivation has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

               9.2 NO PROCEEDING OR LITIGATION. No action, suit, or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000) and any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Shareholders, InterLink, or Netivation or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Merger, questioning the validity or legality of the Merger, or seeking damages in connection with the Merger.

               9.3  [INTENTIONALLY BLANK.]

          10.  DELIVERIES UPON SIGNING; CLOSING.

               10.1 NETIVATION'S DELIVERIES. Upon the execution of this Agreement, Netivation shall deliver the following:

AGREEMENT AND PLAN OF MERGER - 17

                    A. to Seller, copies, certified by the Secretary or an Assistant Secretary of Netivation and Netivation Sub, of the resolutions of Netivation and Netivation Sub authorizing the execution, delivery, and performance of this Agreement; and

                    B. to InterLink, Fifty Thousand Dollars ($50,000) in immediately available funds.

               10.2 SHAREHOLDERS' DELIVERIES. Upon the execution of this Agreement, Shareholders shall deliver to Netivation the following:

                    A. The corporate charter and all amendments thereto and restatements thereof of InterLink certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

                    B. The current bylaws and minutes of all meetings and consents of shareholders and directors of InterLink;

                    C. Each certificate of qualification to do business as a foreign corporation of InterLink;

                    D.   All stock transaction records of InterLink;

                    E. A certificate of the Secretary or Assistant Secretary of InterLink as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of InterLink, the absence of any amendment to the charter documents of InterLink, and the absence of any proceeding for dissolution or liquidation of InterLink; and

                    F. Uniform Commercial Code, judgment and lien searches from the appropriate county and state agencies showing all liens against assets, which searches shall be conducted not more than ten (10) days prior to the execution of this Agreement.

               10.3 PRE-CLOSING CERTIFICATES. At any time prior to the Closing as Netivation's managing underwriter may request, Netivation shall deliver to Shareholders a certificate in the form of EXHIBIT 10.3A attached hereto and InterLink and Shareholders shall deliver to Netivation a certificate in the form of EXHIBIT 10.3B attached hereto.

               10.4 TIME, PLACE, AND MANNER OF CLOSING. Unless this Agreement has been terminated and the Merger has been abandoned pursuant to the provisions of Section 11, the closing ("Closing") will be held at the offices of Moffatt, Thomas, Barrett, Rock & Fields, Chtd. at Boise, Idaho, or such other place as the parties may agree, on the date of and simultaneously with the effectiveness of Netivation's IPO.

AGREEMENT AND PLAN OF MERGER - 18

                    10.4.1 NETIVATION'S DELIVERIES. At Closing, Netivation shall deliver to Shareholders the following:

                    A.     the Netivation Stock;

                    B. a duly executed counterpart of the Employment, Confidentiality and Noncompetition Agreement, the form of which is attached hereto as EXHIBIT 8.8, dated as of Closing with a Term (as that term is defined in said agreement) commencing as of the date of Closing and ending one (1) year from the date of Closing;

                    C.     the certificate contemplated by Section 9.1; and

                    D. the Idaho Articles of Merger duly executed by Netivation Sub.

                    10.4.2 SHAREHOLDERS' AND INTERLINK'S DELIVERIES. At Closing, Shareholders or InterLink or both, as applicable, shall deliver to Netivation the following:

                    A. The Washington Articles of Merger duly executed by InterLink;

                    B. a duly executed counterpart of the Employment, Confidentiality and Noncompetition Agreement, the form of which is attached hereto as EXHIBIT 8.8, dated as of Closing with a Term (as that term is defined in said agreement) commencing as of the date of Closing and ending one (1) year from the date of Closing;

                    C. the opinion of Seller's and InterLink's counsel contemplated by Section 8.3;

                    D.     the following consents to assignment and estoppels:

                           (i)   a consent to assignment of the October 19, 1998
Service Order and Agreement with NEXTLINK Washington, Inc.;

                           (ii)  a consent to assignment of the June 26, 1998
AT&T Networked Commerce Services Creative Alliance Program Agreement with AT&T Corp.;

                           (iii) a consent to assignment of the September 15,
1998 Collocation Agreement with Electric Lightwave, Inc.;

                           (iv)  a consent to assignment of the March 15, 1996
License and Distribution Agreement with Microsoft Corporation;

AGREEMENT AND PLAN OF MERGER - 19

                           (v)   an estoppel certificate from Interactive Health
Evaluation Systems, Inc. ("Interactive") indicating that InterLink has fully complied with its obligations under the November 17, 1997, Consulting and Development Agreement and that Interactive does not have any claims against InterLink arising out of said agreement;

                           (vi)  an estoppel certificate from InterLink and
Nesbitt Software Corporation ("Nesbitt") indicating the status of payments from InterLink to Nesbitt and lack of default by InterLink under the letter agreement dated November 14, 1997 regarding InterLink's contract with Interactive Health Evaluation Systems, Inc.;

                           (vii) a consent to assignment of InterLink's real
property lease with L&L Properties; and

                    E.     the certificate contemplated by Section 8.1.

After the Closing, Shareholders will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Netivation may reasonably request to effectively consummate the Merger.

          11.  REMEDIES FOR BREACH; TERMINATION.

               11.1 NETIVATION'S REMEDIES UPON BREACH BY INTERLINK OR SHAREHOLDERS. If either InterLink or Shareholders shall breach or fail to perform, in any material aspect, any of their respective representations, warranties, covenants or obligations hereunder, then Netivation may (1) waive such default and proceed to Closing, (2) seek any and all relief available to Netivation at law or at equity, including but not limited to specific performance, or (3) terminate this Agreement.

               11.2 TERMINATION BY SHAREHOLDERS FOR CAUSE. If, pursuant to the provisions of Section 9 of this Agreement, Shareholders are not obligated at the Closing to consummate this Agreement, then Shareholders may terminate this Agreement.

               11.3 TERMINATION WITHOUT CAUSE. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other only by mutual consent of Netivation and Shareholders.

               11.4 TERMINATION PROCEDURE. Any party having the right to terminate this Agreement pursuant to Section 11.1 or 11.2 may terminate this Agreement by delivering to the other party written notice of termination prior to the Closing, and thereupon, this Agreement will be terminated without obligation or liability of any party.

               11.5 NON-CONSUMMATION OF IPO. If Netivation has not consummated the IPO within one year from the date of this Agreement, then this Agreement shall be terminated

AGREEMENT AND PLAN OF MERGER - 20
without obligation or liability of any party. Netivation and Shareholders agree and acknowledge that nothing in this Agreement shall impose upon Netivation any obligation to consummate, or to expend any effort to consummate, the IPO.

               11.6 NO REFUND OF FIFTY THOUSAND DOLLARS. The Fifty Thousand Dollars ($50,000) cash paid to InterLink upon signing this Agreement pursuant to
Section 7.3 shall be deemed earned upon signing this Agreement and shall not be refundable.

          12.  INDEMNIFICATION.

               12.1 INDEMNIFICATION BY INTERLINK AND SHAREHOLDERS. Subject to the limitations and procedures set forth in this Section 12, InterLink and the Shareholders shall jointly and severally indemnify and hold harmless Netivation from and against all losses, claims, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages"), which are sustained or incurred by Netivation or the Surviving Corporation, to the extent that such Damages are sustained or incurred by reason of (a) the breach of any of the obligations, covenants, or provisions of, or the breach of any of the representations or warranties made by, InterLink or the Shareholders in this Agreement; or (b) any claim, dispute, action, suit, investigation, or proceeding set forth in any of InterLink's disclosure schedules. The foregoing notwithstanding, from and after the Closing, Shareholders shall be solely responsible for any indemnification due under this Section 12.1 and shall have no right to seek contribution or indemnification from InterLink. Any liability by the Shareholders or InterLink for Damages under this Section 12.1 shall be offset by any proceeds of insurance covering any such Damages paid to Netivation pursuant to policies maintained by Netivation.

               12.2 INDEMNIFICATION BY NETIVATION. Subject to the limitations and procedures set forth in this Section 12, Netivation shall indemnify and hold harmless the Shareholders from and against any and all Damages sustained or incurred by the Shareholders, to the extent such Damages are sustained or incurred by the Shareholders by reason of the breach of any of the obligations, covenants, or provisions of, or the breach of any of the representations or warranties made by, Netivation in this Agreement.

               12.3 PROCEDURE FOR INDEMNIFICATION. In the event that any party to this Agreement shall incur any Damages in respect of which indemnify may be sought by such party pursuant to this Section 12 or any other provision of this Agreement, the party indemnified hereunder (the "Indemnitee") shall notify the party providing indemnification (the "Indemnitor") promptly. In the case of third party claims, such notice shall in any event be given within 10 days of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by such delay or failure to notify. In the case of third party claims, the Indemnitor shall, within 10 days of receipt of notice of such claim, notify the

AGREEMENT AND PLAN OF MERGER - 21

Indemnitee of its intention to assume the defense of such claim. If the Indemnitor assumes the defense of the claim, the Indemnitor shall have the right and obligation (a) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee, (b) to take all other required steps or proceedings to settle or defend any such claims, and (c) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate, and assert against the Indemnitor any rights or claims to which the Indemnitee is entitled. Payment of Damages shall be made within 10 days of a final determination of a claim.

          A final determination of a disputed claim shall be (a) a judgment of any court determining the validity of disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (b) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within to move to set such award aside has elapsed, (c) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys,
(d) a written acknowledgment of the Indemnitor that it no longer disputes the validity of such claim, or (e) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

          13.  SECURITIES LAW MATTERS.

               13.1 INVESTOR REPRESENTATIONS. In connection with the issuance of shares of Netivation Stock to the Shareholders (as provided in Section 1.2), the Shareholders represent and warrant as follows:

                     13.1.1 Shareholders (i) will acquire and hold the Netivation Stock solely for their own account, as principal, for investment purposes only, and not with a view to, or for resale, distribution, or fractionalization of all or any part of the Netivation Stock and (ii) have no present intention, agreement, or arrangement to divide its participation with others or to resell, assign, transfer, or otherwise dispose of all or any part of the Netivation Stock.

                     13.1.2 In making their decision to receive the Netivation Stock as part of the purchase price, Shareholders have evaluated the risk of investing in the Netivation Stock and are acquiring the Netivation Stock based only upon their independent examination and judgment as to the prospects of Netivation as determined from information obtained directly by Shareholders from Netivation. Shareholders acknowledge receipt of all information requested of Netivation. The Netivation Stock was not offered to Shareholders by means of publicly disseminated advertisements or sales literature, nor are Shareholders aware of any offers made to other persons by such means.

                     13.1.3 Shareholders have been given the opportunity (i) to ask questions of, and receive answers from, Netivation concerning the terms and conditions of the issuance of the Netivation Stock and other matters pertaining to this investment and all such

AGREEMENT AND PLAN OF MERGER - 22
questions have been answered to the satisfaction of Shareholders; and (ii) to obtain such additional information necessary to verify the accuracy of the information or materials provided to Shareholders, except such information which Netivation has indicated it either does not possess and cannot acquire without unreasonable effort or expense or which is proprietary and confidential.

                     13.1.4 Each Shareholder is an "accredited investor," as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.

               13.2 DISPOSITION OF SHARES. Shareholders represent and warrant that the Netivation Stock is being acquired and will be acquired for their own account and will not be sold or otherwise disposed of except pursuant to (i) an exemption or exclusion from the registration requirements under the Securities Act, which does not require the filing by Netivation with the SEC of any registration statement, offering circular or other document, in which case Shareholders shall first supply to Netivation an opinion of counsel (which opinion of counsel shall be satisfactory to Netivation) that such exemption or exclusion is available, or (ii) a registration statement filed by Netivation with the SEC under the Securities Act.

               13.3 LEGEND. The certificates for the Netivation Stock received by Shareholders shall bear the following legend:

          The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, or otherwise disposed of by the holder without an effective registration statement being filed under and pursuant to said Act or receipt of an opinion of counsel in form and substance satisfactory to the issuer that an exemption from registration is available.

and Netivation may, unless a registration statement covering such shares is in effect, place stop transfer orders with its transfer agents with respect to such certificates.

          14.  MISCELLANEOUS PROVISIONS.

               14.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Netivation and Shareholders.

               14.2  WAIVER OF COMPLIANCE; CONSENTS.

                     14.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver

AGREEMENT AND PLAN OF MERGER - 23
or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                     14.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

               14.3 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

          If to Netivation, to Netivation Sub, or to InterLink after the Closing, to:

               Netivation.com, Inc.
               7950 Meadowlark Way
               Coeur d'Alene, Idaho 83815
               Attention: Tony Paquin

          Copy to:

               Moffatt, Thomas, Barrett, Rock & Fields
               101 S. Capitol Blvd., 10th Floor
               Post Office Box 829
               Boise, Idaho 83701-0829
               Attention: Mark Ellison

or to such other person or address as Netivation furnishes to Shareholders pursuant to the above.

          If to InterLink before the Closing, to:

               InterLink Services, Inc.
               16 E. Mission
               Spokane, Washington 99202

          Copies to:

               Esposito, Tombari, George, Topliff & Campbell, P.S.
               W. 421 Riverside Avenue, Suite 960
               Spokane, Washington 99201
               Attention: Joseph Esposito

AGREEMENT AND PLAN OF MERGER - 24

               Workland & Witherspoon, PLLC
               601 W. Main Avenue, Suite 714
               Spokane, Washington 99201
               Attention: Gregory B. Lipsker

          If to Gary, to:

               InterLink Services, Inc.
               16 E. Mission
               Spokane, Washington 99202
               Attention: Dene W. Gary

          Copies to:

               Esposito, Tombari, George, Topliff & Campbell, P.S.
               W. 421 Riverside Avenue, Suite 960
               Spokane, Washington 99201
               Attention: Joseph Esposito

               Workland & Witherspoon, PLLC
               601 W. Main Avenue, Suite 714
               Spokane, Washington 99201
               Attention: Gregory B. Lipsker

          If to Moody, to:

               InterLink Services, Inc.
               16 E. Mission
               Spokane, Washington 99202
               Attention: James L. and Carla A. Moody

          Copy to:

               Esposito, Tombari, George, Topliff & Campbell, P.S.
               W. 421 Riverside Avenue, Suite 960
               Spokane, Washington 99201
               Attention: Joseph Esposito

or to such other address as Shareholders furnishes to Netivation pursuant to the above.

               14.4 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

AGREEMENT AND PLAN OF MERGER - 25

               14.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

               14.6 SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them should be held to be invalid by a court of competent jurisdiction, this Agreement shall be interpreted and enforced as if such invalid agreements or covenants were not contained herein. In the event the territory or length of any of the covenants not to compete is determined by a court to be too broad, the court shall redefine the territory and length to be as broad as possible.

               14.7 ASSIGNMENT. Neither this Agreement nor any other rights or obligations under this Agreement may be assigned by any party hereto without the prior written consent of all parties to the Agreement. Subject to the foregoing, this Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

               14.8 ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

               14.9 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

               14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Idaho.

               14.11 ARBITRATION. The parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof (a "Dispute") promptly by negotiation between the parties. If a Dispute has not been resolved within 30 days by negotiation, the parties shall attempt to mediate the Dispute through the selection of a mutually agreeable mediator who shall conduct such mediation in confidence. If a Dispute is not resolved by mediation, then the Dispute shall be settled by arbitration by a sole arbitrator in accordance with the Commercial Rules of the American Arbitration Association, and governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, except as otherwise provided herein. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Coeur d'Alene, Idaho. Each party shall be responsible for his own attorney fees incurred during any phase of dispute resolution. The arbitrator shall apply the law to the dispute in the same manner as a judge were the dispute before a court of law of the state of Idaho. The arbitrator shall have the authority to award any remedy or relief that a court of the state of Idaho could order or grant, including, without limitation, specific performance of any obligation created under the Agreement, the issuance of an injunction, or the imposition of

AGREEMENT AND PLAN OF MERGER - 26
sanctions for abuse or frustration of the arbitration process. Notwithstanding the foregoing, the arbitrator shall not have authority to award punitive damages. The parties shall take all reasonable steps necessary to conduct a hearing no later than 45 days after submission of the matter to arbitration. The arbitrator shall render his decision within 15 days after the close of the arbitration hearing. The arbitration award shall be in writing and shall specify the factual and legal bases for the award.

               14.12 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which together shall constitute a single instrument. Signatures on this Agreement transmitted by facsimile shall be deemed to be original signatures for all purposes of this Agreement.

               14.13 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year set forth above.

                                   NETIVATION.COM, INC.,
                                   A NEVADA CORPORATION


                                   By /s/ Gary S. Paquin
                                     __________________________________
                                      Gary S. Paquin, Chief Operating
                                      Officer and Secretary


                                   INTERLINK SERVICES, INC.,
                                   A WASHINGTON CORPORATION


                                   By /s/ Dene W. Gary
                                     __________________________________
                                      Dene W. Gary, President


                                   /s/ Dene W. Gary
                                   ____________________________________
                                   Dene W. Gary, Individually

                                   /s/ James L. Moody
                                   ____________________________________
                                   James L. Moody, Individually



AGREEMENT AND PLAN OF MERGER - 27

                                /s/ Carla A. Moody
                              _____________________________________________
                              Carla A. Moody, Individually


                              NETIVATION ACQUISITION COMPANY, INC.,
                              an Idaho corporation


                              By /s/ Gary S. Paquin
                                ___________________________________________
                                 Gary S. Paquin, Chief Operating Officer
                                 and Secretary
AGREEMENT AND PLAN OF MERGER-28

                                SPOUSAL CONSENT


          I, the undersigned spouse of Dene W. Gary, hereby acknowledge that I have read the foregoing Agreement and consent to its terms and to the disposition made therein of any interest I may have in the InterLink Shares through community property or otherwise.


                                        /S/ Shiela G. Gary
                                        _______________________________________
                                        Signature

                                        Shiela G. Gary
                                        _______________________________________
                                        Printed Name

                                        3/8/99
                                        _______________________________________
                                        Date

AGREEMENT AND PLAN OF MERGER-29

                                 EXHIBIT 1.1.1

                         WASHINGTON ARTICLES OF MERGER

                             ARTICLES OF MERGER OF

                     NETIVATION ACQUISITION COMPANY, INC.
                              A IDAHO CORPORATION

                                 WITH AND INTO

                           INTERLINK SERVICES, INC.
                           A WASHINGTON CORPORATION

     1. The names of the corporations proposing to merge and the states under which such entities are organized are as follows:

     Name of Corporation                                State of Organization
     -------------------                                ---------------------

     Netivation Acquisition Company, Inc. ("NAC")               Idaho
     InterLink Services, Inc. ("InterLink")                  Washington

     2. The Agreement and Plan of Merger, attached hereto and incorporated herein, has been adopted, approved, certified, executed and acknowledged by NAC and InterLink in accordance with the Washington Business Corporation Act and the Idaho Business Corporation Act.

     3. The Agreement and Plan of Merger was duly approved by the shareholders of NAC and InterLink pursuant to Revised Code of Washington 23B.11.030.

     Dated as of the_____ day of _____, 1999.


                              NETIVATION ACQUISITION COMPANY, INC.


                              By:____________________________________________
                                  Anthony J. Paquin, President

                              INTERLINK SERVICES, INC.


                              By_____________________________________________
                                  Dene W. Gary, President

EXHIBIT 1.1.

                                 EXHIBIT 1.1.2


                           IDAHO ARTICLES OF MERGER

                             ARTICLES OF MERGER OF

                     NETIVATION ACQUISITION COMPANY, INC.
                              A IDAHO CORPORATION

                                 WITH AND INTO

                           INTERLINK SERVICES, INC.
                           A WASHINGTON CORPORATION

     1. The names of the corporations proposing to merge and the states under which such entities are organized are as follows:

     Name of Corporation                                 State of Organization
     -------------------                                 ---------------------

     Netivation Acquisition Company, Inc. ("NAC")               Idaho
     InterLink Services, Inc. ("InterLink")                   Washington

     2. The Agreement and Plan of Merger, attached hereto and incorporated herein, has been adopted, approved, certified, executed and acknowledged by NAC and InterLink in accordance with the Washington Business Corporation Act and the Idaho Business Corporation Act.

     3. The number of NAC's shares outstanding at the time of such approval was 100 shares, and the number of shares entitled to vote thereon was 100. The number of shares voted for the Agreement and Plan of Merger was 100 and the number of shares voted against the Agreement and Plan of Merger was 0. The number of votes cast for the Agreement and Plan of Merger was sufficient for approval by the owners of the common stock of NAC.

     4. The number of InterLink's shares outstanding at the time of such approval was _______ shares, and the number of shares entitled to vote thereon was _______. The number of shares voted for the Agreement and Plan of Merger was _______ and the number of shares voted against the Agreement and Plan of Merger was _______. The number of votes cast for the Agreement and Plan of Merger was sufficient for approval by the owners of the common stock of InterLink.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT 1.1.2

     Dated as of the _____ day of _________, 1999.


                              NETIVATION ACQUISITION COMPANY, INC.


                              By:__________________________________________
                                  Anthony J. Paquin, President

                              INTERLINK SERVICES, INC.,


                              By___________________________________________
                                  Dene W. Gary, President

EXHIBIT 1.1.2

                                 EXHIBIT 1.4.3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


Directors:                              Anthony J. Paquin
                                        Gary S. Paquin
                                        Donna L. Weaver

Chairman of the Board of Directors:     Anthony J. Paquin

President:                              Dene W. Gary

Secretary and Treasurer:                Gary S. Paquin

EXHIBIT 1.4.3

                                EXHIBIT 2.5(A)

                                 BALANCE SHEET


                                 See attached.

EXHIBIT 2.5(A)

                                EXHIBIT 2.5(B)

                               INCOME STATEMENT


                                 See attached.

EXHIBIT 2.5(B)

                                  EXHIBIT 8.1

              FORM OF CERTIFICATE OF THE COMPANY AND SHAREHOLDER


                 CERTIFICATE OF REPRESENTATIONS AND WARRANTIES


          We, DENE W. GARY and JAMES L. MOODY and CARLA A. MOODY, as joint tenants with right of survivorship, certify that we are the sole Shareholders of INTERLINK SERVICES, INC., a Washington corporation, and that the representations and warranties of the undersigned and InterLink Services, Inc. contained in the Agreement and Plan of Merger dated as of March ___, 1999, among Dene W. Gary and James L. Moody and Carla A. Moody, Netivation Acquisition Company, Inc., an Idaho corporation, Netivation.com, Inc., a Nevada corporation, and InterLink Services, Inc. (the "Merger Agreement") are true and correct in all material respects as of the date of this Certificate. We also certify that the undersigned and InterLink Services, Inc. have performed and complied with all agreements, covenants, and conditions required by the Merger Agreement to be performed and complied with by each of them prior to the date of this Certificate.

          DATED this ___ day of _________, 1999.


                                   INTERLINK SERVICES, INC.


                                   By________________________________________
                                      Dene W. Gary, President


                                   __________________________________________
                                   Dene W. Gary, individually


                                   __________________________________________
                                   James L. Moody, individually


                                   __________________________________________
                                   Carla A. Moody, individually

EXHIBIT 8.1

                                  EXHIBIT 8.3

                             FORM OF LEGAL OPINION

_____________, 1999


Netivation.com, Inc.
7950 Meadowlark Way
Coeur d'Alene, ID 83815

Netivation Acquisition Company, Inc.
7950 Meadowlark Way
Coeur d'Alene, ID  83815

RE:  AGREEMENT AND PLAN OF MERGER

Ladies and Gentlemen:

We have acted as counsel to InterLink Services, Inc. (the "Company") and to Dene
W. Gary, James L. Moody and Carla A. Moody ("Sellers") in connection with the transaction contemplated by that certain Agreement and Plan of Merger (the "Agreement") dated as of ______________, 1999, by and among the Company, Sellers, Netivation.com, Inc., and Netivation Acquisition Company, Inc. This opinion is being delivered pursuant to Section 8.3 of the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement.

In our capacity as counsel to the Company and Sellers, we have examined the Agreement and originals, or copies otherwise identified to our satisfaction, of such records, documents, and other instruments as in our judgment are necessary to render the opinions expressed below. We have also reviewed [the organizational documents of the Company] and the resolutions of the Company regarding the Agreement and the transaction contemplated thereby. We have also relied upon such certificates and assurances from public officials as we have deemed necessary and appropriate for purposes of rendering the opinions contained herein.

As of the date of this letter and based upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Washington, and the Company is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.

EXHIBIT 8.3

     2. The Company has all requisite power and authority and all materials licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. This opinion is qualified as to and limited to business of the Company conducted in the States of Washington and Idaho only. As the Company does business via the Internet throughout the United States, the undersigned expresses no opinion as to whether such business is an event requiring qualification in the remaining states.

     3. All stock in the Company is owned, beneficially and of record, by Sellers and, to our knowledge, the Company has not agreed to issue any additional stock, or to issue any options or rights to purchase or otherwise acquire any additional stock, nor is the Company subject to any obligation to repurchase or otherwise acquire or retire any stock.

     4. All of the outstanding stock of the Company is validly issued, fully paid, and nonassessable.

     5. To our knowledge, the Company is not in violation of any applicable statutory law or regulation or any order of any court, governmental authority or arbitration board or tribunal, the violation of which could reasonably be expected to have a material adverse affect on the Company.

     6. To our knowledge, there are no material actions, suits, proceedings, orders, investigations, or claims pending or threatened against the Company or any of its properties.

     7. The execution, delivery, and performance of the Agreement and all other agreements contemplated thereby to which the Company or Sellers are a party have been duly authorized by the Company and Sellers.

     8. The Agreement and each other agreement contemplated thereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Company, Sellers, or both as the case may be, enforceable against the Company or Sellers, as the case may be, in accordance with their terms, except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance.

The foregoing opinions apply only with respect to the substantive laws of the State of Washington as set forth in their respective codified statutes and reported case decisions, and we express no opinion with respect to the laws of any other jurisdiction.

Certain provisions of the Agreement may not be enforceable; nevertheless, such unenforceability will not render the Agreement invalid as a whole or legally inadequate for the practical realization of the principal benefits intended to be provided thereby.

Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our

EXHIBIT 8.3
representation of the Company and Sellers in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction that would give us current actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company and Sellers.

This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the maters expressly contained herein. This opinion is for the benefit of the addressee hereof in connection with the execution and delivery of the Agreement. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of this firm. This opinion may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person without the prior written consent of this firm. This opinion has been rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in the circumstances, laws, or events that may occur subsequent to the date hereof or otherwise to update this opinion.

Very truly yours,

ESPOSITO, TOMBONI, GEORGE, TOPLIFF AND CAMPBELL



By_________________________________________


EXHIBIT 8.3

                                  EXHIBIT 8.8

                  Form of Employment Agreement with Dene Gary


           EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

          This Employment, Confidentiality and Noncompetition Agreement ("Agreement") is made and entered into effective the ______ day of_______________, 1999, by and between INTERLINK SERVICES, INC., a Washington corporation, and a wholly owned subsidiary of NETIVATION.COM, INC. ("Employer") and DENE W. GARY ("Employee").

          In consideration of their mutual promises and covenants contained herein, the receipt and legal sufficiency of which consideration is hereby acknowledged, the parties hereby agree as follows:

          1. EMPLOYMENT. Employer shall employ Employee and Employee shall work for Employer in the employment position described in EXHIBIT A hereto, which is hereby incorporated herein and made a part of this Agreement. In this position, Employee shall perform all assigned duties, comply with all employment policies, and willingly obey all rules, regulations and special instructions that now exist or that may hereafter be established by Employer from time to time. Employee shall render such services and perform such duties at such places or in such areas or territories as Employer shall direct. Employee warrants that all information provided by Employee in applying for employment is true and correct.

          2. STANDARD OF PERFORMANCE. Employee accepts employment with Employer on the terms and conditions herein set forth. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee agrees to serve Employer diligently and faithfully, to perform all duties to the best of Employee's ability, and to devote Employee's full time and best efforts to the conduct of Employer's business.

          3. COMPENSATION. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of the Employer's compensation plan described in EXHIBIT A hereto. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that is not set forth in EXHIBIT A hereto. Employee understands that the compensation plan is subject to modification by the Employer at any time, but in no event shall Employee's base salary during the term of this Agreement be less than the initial base salary set forth in EXHIBIT
A. The terms of this Agreement do not preclude the Employer from paying or granting to Employee additional compensation if Employer elects to do so.


EXHIBIT 8.8

          4. TERM OF EMPLOYMENT. Employee's term of employment under this Agreement shall commence on the effective date of this Agreement as set forth above, and shall continue thereafter for a period of two (2) years (which complete two-year period shall be referred to as the "Term"), unless otherwise terminated in accordance with this Agreement.

          A. TERMINATION FOR CAUSE. During the Term, the Employer may terminate the employment of the Employee for "Cause" by giving the Employee prior written notice of such termination, with reasonable specificity of the cause therefor and the steps Employee must take to remedy the default. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Employee's disregard of lawful instructions of the Employer's Board of Directors or Chief Executive Officer which are consistent with the Employee's position and duties set forth herein; (ii) the Employee's willful actions which do or are likely to result in material damage to the Employer; (iii) the Employee's abuse of alcohol or other drugs or controlled substances; (iv) the Employee's material breach of any of the terms or conditions contained herein; (v) the conviction of the Employee of a felony; or (vi) the Employee's theft, embezzlement or misappropriation of funds from the Employer. In addition, except as specified in Section 4.B, Employee's resignation hereunder shall be deemed a termination for Cause. A termination pursuant to Section 4.A(i), (ii), (iii), or (iv) shall take effect thirty (30) days after the giving of the notice contemplated hereby unless the Employee shall during such thirty (30) day period remedy to the reasonable satisfaction of the Board of Directors or Chief Executive Officer the misconduct, disregard, abuse, or breach specified in such notice. A termination pursuant to Section 4.A(v), (vi), or for any other reason for cause shall take effect immediately upon the giving of the notice contemplated hereby.

          B.   TERMINATION WITHOUT CAUSE.  A termination of the Employee's
               -------------------------
employment shall be deemed to be "without Cause" as follows: (i) if the Employer terminates the Employee's employment for any reason other than for Cause; (ii) if the Employee resigns as a result of Employer's requesting the Employee to perform duties inconsistent with the duties set forth herein, or impeding the Employee's performance of duties consistent with the duties set forth herein, and the Employer fails, within thirty (30) days after its receipt of written notice thereof from the Employee, to modify to the reasonable satisfaction of the Employee his duties in accordance with this Agreement; (iii) if the Employer breaches any of its material obligations (including but not limited to failure to pay salary) under this Agreement, and the Employer fails, within thirty (30) days after its receipt of written notice thereof from the Employee, to cure such breach to the reasonable satisfaction of the Employee; or (iv) if Employer shall require Employee to relocate from Spokane County, Washington or Kootenai County, Idaho. Furthermore, the parties acknowledge, given the particular enterprise and business of the Employer, that it is crucial and necessary that the Employee maintain a close relationship with the Employer based on mutual loyalty, respect and trust. Accordingly, the Employer agrees that if the Employee elects to resign based on the reason there has been a takeover of control of the Employer, then the Employee's resignation shall be deemed a termination without Cause. A notice of resignation upon a takeover of control must contain at least one (1) month's notice and not more than two (2) months' notice. The Employee must exercise this right within six (6) months of the takeover of control as referred to herein. For the purposes of this Agreement, "takeover of control" of the Employer shall be evidenced by the acquisition by any person, or by any person and its affiliates, as such term is defined in the

EXHIBIT 8.8

Securities Act of 1933, as amended, and whether directly or indirectly, of common shares of the Employer which, when added to all other common shares of the Employer at the time held by such person and its affiliates, totals for the first time 30 percent of the outstanding shares of the Employer.


          C.   EFFECT OF TERMINATION OF EMPLOYMENT.
               ------------------------------------

               (i) Any Termination. Upon any termination of the Employee's employment, the Employer shall pay the Employee:

                    (a) the unpaid portion of any accrued Base Salary described in EXHIBIT A, computed on a pro rata basis to the date of termination; and

                    (b) reimbursement for any expenses payable pursuant to EXHIBIT A for which the Employee shall not have theretofore been reimbursed.

               (ii) Termination Without Cause: Severance. In addition to the Employee's right to receive amounts described in Section 4.C(i), upon any termination of the Employee's employment pursuant to Section 4.B and subject to the Employee's continuing performance of any obligations which the Employee may have under this Agreement or any other agreement with the Employer, which by their terms survive any termination of employment (including without limitation any nondisclosure or non-solicitation obligations), (A) the Employee shall receive his Base Salary provided for in EXHIBIT A through the end of the Term, payable on the same dates as provided for in EXHIBIT A; (B) one hundred percent (100%) of the stock options described in EXHIBIT A shall immediately vest; and
(C) Employer shall extend Employee's health insurance by paying COBRA premiums until the earlier of (I) the end of the Term, (II) the expiration of COBRA benefits, or (III) Employee's enrollment in another health insurance plan or policy. The Employee shall not be required to mitigate the amount of any payments provided for under this section 4.C.(ii) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this section 4.C.(ii) be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination.

          5.   CONFIDENTIAL INFORMATION.

          A. DEFINITION OF CONFIDENTIAL INFORMATION. Employer is in the business of designing, creating, perfecting, marketing, distributing, selling and servicing computer software, and has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" within the meaning of the Washington Uniform Trade Secrets Act, Revised Code of Washington sections 19.108.010 through 19.108.940, and the Idaho Trade Secrets Act, Idaho Code sections 48-801 through 48-807. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or

EXHIBIT 8.8
unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

          B. EMPLOYEE ACCESS TO CONFIDENTIAL INFORMATION. Employee agrees: (a) to access only such Confidential Information as is necessary to perform Employee's job function; (b) to allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer necessitate access to such Confidential Information; and (c) to allow such co-employees to access only such Confidential Information under Employee's control as is necessary to the co-employee's performance of his/her job functions for Employer.

          C. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed by Employer. If Employer authorizes or directs Employee to disclose Confidential Information to any such third party, Employee must ensure that a signed confidentiality agreement is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

          D. RETURN OF CONFIDENTIAL AND OTHER INFORMATION. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, notebooks, reports, flow-charts, computer programs, proposals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

          E. OWNERSHIP OF CONFIDENTIAL INFORMATION. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee, or that may be created or developed by Employee during the term of the employment under this Agreement, including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the

EXHIBIT 8.8

United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

          6. NONCOMPETITION OBLIGATIONS. Employee will not, during the Term (or until the earlier expiration of this covenant pursuant to Section 9.D.), and if Employer elects to pay Employee an additional amount of Fifty Thousand Dollars ($50,000), then for a period of six (6) months immediately following the Term (or the earlier expiration of this covenant pursuant to Section 9.D.), engage in or conduct, as an owner, employee, consultant or otherwise, any business which is competitive with a material portion of Employer's business at the time of Employee's termination.

          7. CUSTOMER NON-SOLICITATION. Employee will not, during the Term (or until the earlier expiration of this covenant pursuant to Section 9.D.), and if Employer elects to pay Employee the additional amount set forth in section
(6) above, then for a period of six (6) months immediately following the Term (or the earlier expiration of this covenant pursuant to Section 9.D.), solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customers, either for himself or on behalf of any other person, firm, partnership or corporation.

          8. CO-EMPLOYEE NON-SOLICITATION. Employee will not, during the Term (or until the earlier expiration of this covenant pursuant to Section 9.D.), and if Employer elects to pay Employee the additional amount set forth in section 6 above, then for a period of six (6) months immediately following the Term (or the earlier expiration of this covenant pursuant to Section 9.D.), solicit, recruit or hire any other employee of Employer, either for himself or on behalf of any other person, firm, partnership or corporation.

          9.   ENFORCEMENT.

               A. REASONABLENESS OF RESTRICTIONS. Employee acknowledges that compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to the Employer's goodwill.

               B. IRREPARABLE HARM. Employee acknowledges that a breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

               C. INJUNCTIVE RELIEF. Employee agrees that in the event Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

EXHIBIT 8.8

               D. EXTENSION OR SHORTENING OF COVENANTS. In the event Employee violates any one or more of the covenants contained in Sections 6 through 8 of this Agreement, Employee agrees that the running of the term of each such covenant so violated shall be tolled during the period(s) of any such violation by Employee. In the event Employee is terminated without Cause, then the initial term of the covenants contained in Sections 6 through 8 of this Agreement shall expire on the date of termination rather than the expiration of the Term.

               E. JUDICIAL MODIFICATION. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

               F. ATTORNEY FEES. In the event it becomes necessary for either party to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.

               G. WITHHOLDING FROM FINAL PAYCHECK. Employee expressly authorizes Employer to withhold and deduct from Employee's final wages any amounts owed by Employee to Employer at the time of the termination of employment, including but not limited to, any draw deficiencies. Employee further expressly agrees to repay to Employer any additional sums owed by Employee to Employer (above that which can be withheld) immediately upon termination of Employee's employment.

          10. INDEMNITY. Employee warrants and represents that he has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, restrictive covenant, or other agreement entered into by him while in the employment of any other employer; that he has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of such other employer; that his/her employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties and representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may have to pay in connection with such legal or administrative action.


EXHIBIT 8.8

          11.  MISCELLANEOUS.

               A. SURVIVAL. Employee understands that this Agreement shall be effective when signed and that the terms of this Agreement shall remain in full force and effect not only during the continuation of his/her employment, but also after the termination of employment for any reason by Employer or Employee.

               B. WAIVER. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of such breach, nor prevent the Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

               C. SEVERABILITY. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

               D. AGREEMENT BINDING. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

               E. GOVERNING LAW. This Agreement is made and entered into in the State of Idaho and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Idaho. Venue for any action arising hereunder shall lie in Kootenai County, Idaho.

               F. TITLES AND CAPTIONS. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

               G. ENTIRE AGREEMENT. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

EXHIBIT 8.8

               IN WITNESS WHEREOF, the parties have set their hands as of the date first above written, and Employee acknowledges that he has read and understands the entire contents of this Agreement and that he has received a copy of this Agreement.

EMPLOYER:

DATE: _______________________      By: _____________________________________
                                       Anthony J. Paquin
                                       Chairman of the Board of Directors of
                                       InterLink Services, Inc. and
                                       President and CEO of Netivation.com, Inc.

EMPLOYEE:


DATE: _______________________      ______________________________________
                                   Dene W. Gary

EXHIBIT 8.8

STATE OF IDAHO )
               ) ss.
County of ____ )

          On this _____ day of ________________, 1999, before me personally appeared ______________________________, known or identified to me (or proved to me on the oath of ______________________________) to be the president, or vice-president, secretary or treasurer of NETIVATION.COM, INC., the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              _________________________________________
                              NOTARY PUBLIC FOR IDAHO
                              Residing at _____________________________
                              My Commission Expires ___________________


STATE OF ______  )
                 ) ss.
County of _____  )

          On this _______ day of _____________, 1999, before me personally appeared ___________________________________, known or identified to me (or proved to me on the oath of ____________________), to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              ________________________________________
                              NOTARY PUBLIC FOR IDAHO
                              Residing at ____________________________
                              My Commission Expires  _________________

EXHIBIT 8.8

                   EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                         AND NONCOMPETITION AGREEMENT
                         DATED ________________, ____


Employee's Job Title:  President of InterLink Services, Inc. and General Manager
                       of Web Services Group of Netivation.com, Inc.


Base Salary:           $108,000 annually for the term of this Agreement, payable
                       at the same frequency as Employer's other employees.

Stock Option:          Employer shall grant to Employee an option to acquire up
                       to 50,000 shares of Employer's common stock pursuant to and subject to the terms of the Netivation.com, Inc. 1999
                       Equity Incentive Plan. The options shall be incentive stock options, exercisable at the fair market value of Employer's common stock on the date of grant. The options shall be subject to lock-ups and restrictions required by the IPO underwriter. The options shall vest as follows:

                       Continuous Employment
                       ---------------------
                       from Signing Agreement         Portion Exercisable
                       ----------------------         -------------------
                       Upon signing this agreement           40%
                       More than 6 months                    25%
                       More than one year                    20%
                       More than one year six months         15%

Benefits:              Employee shall participate in employee benefit programs,
                       such as paid vacation, life insurance, medical, disability and other similar plans that now or during the term of this Agreement are made generally available to executives of Employer of comparable position.

Expenses:              Employer will reimburse Employee for reasonable expenses
                       for entertainment, travel, phone, day-to-day expenses and similar items that he incurs on behalf of Employer.

EXHIBIT A-1

EMPLOYER:

                              INTERLINK SERVICES, INC.
                              AND NETIVATION.COM, INC.


DATE: __________________      By: __________________________________________
                                  Anthony J. Paquin, Chairman of the Board
                                  of Directors of InterLink Services, Inc.
                                  and President and CEO of Netivation.com, Inc.


EMPLOYEE:



DATE: __________________      ________________________________________
                              Dene W. Gary

EXHIBIT A-2

                                  EXHIBIT 9.1

                       FORM OF CERTIFICATE OF NETIVATION


                 CERTIFICATE OF REPRESENTATIONS AND WARRANTIES


          I, ANTHONY PAQUIN, certify that I am the duly elected President of NETIVATION.COM, INC., a Nevada corporation, and that the representations and warranties of Netivation.com, Inc. contained in the Agreement and Plan of Merger dated as of March ___, 1999, among Netivation.com, Inc., InterLink Services, Inc., a Washington Corporation, Netivation Acquisition Company, Inc., an Idaho corporation, Dene W. Gary, and James L. Moody and Carla A. Moody, as joint tenants with right of survivorship (the "Merger Agreement") are true and correct in all material respects as of the date of this Certificate. I also certify that Netivation.com, Inc. has performed and complied with all agreements, covenants, and conditions required by the Merger Agreement to be performed and complied with by it prior to the date of this Certificate.

          DATED this ___ day of _________, 1999.

                                   NETIVATION.COM, INC.



                                   By__________________________________
                                     Anthony J. Paquin, President

EXHIBIT 9.1

                                 EXHIBIT 10.3A

                        FORM OF PRE-CLOSING CERTIFICATE

                             NETIVATION.COM, INC.



                             OFFICERS' CERTIFICATE
                         _____________________________

          Pursuant to the provisions of the Agreement and Plan of Merger, dated ______, 1999 (the "Merger Agreement"; certain terms used herein and not otherwise defined herein but which are defined in the Merger Agreement are used herein as therein defined), by and among InterLink Services, Inc., a corporation organized and existing under the laws of the state of Washington (the "Seller"), Netivation.com, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Purchaser"), Netivation Acquisition Company, Inc., a corporation organized and existing under the laws of the State of Idaho, Dene W. Gary, and James L. Moody and Carla A. Moody, I, Anthony J. Paquin, the duly-elected President of the Purchaser, do hereby certify as follows:

               (1) The representations and warranties of the Purchaser in the Merger Agreement are true and correct, as if made on and as of the date hereof;

               (2) With regard to the Merger Agreement, the Purchaser has complied, or prior to closing will be able to comply, in all material aspects, with all the agreements and has satisfied, or prior to closing will be able to satisfy, all the conditions on its part to be performed or satisfied, in all material respects at or prior to closing;

               (3) Nothing has come to my attention that would indicate that the representations and warranties of the Seller or Shareholders in the Merger Agreement are other than true and correct;

               (4) With regard to the Merger Agreement, nothing has come to my attention that would indicate that the Seller and Shareholders have not complied, or will not be able to comply, in all material aspects, with all the agreements or have not satisfied, or will not be able to satisfy, all the conditions on their part to be performed or satisfied, in all material respects at or prior to closing;

               (5) Nothing has come to my attention that would indicate that the closing anticipated in the Merger Agreement will not occur simultaneously with the closing of the Purchaser's initial public securities offering;

EXHIBIT 10.3A

               (6)  Since the date of the Merger Agreement, there have not been
(i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Purchaser, (ii) any transaction that is material to the Purchaser, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Purchaser, incurred by the Purchaser, except obligations incurred in the ordinary course of business or (iv) any loss or damage (whether or not insured) to the property of the Purchaser which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Purchaser.

               (7) I will inform the Shareholders immediately in writing if any of the representations contained in this certificate shall change or shall no longer be complete and accurate.

               (8) The underwriters of the Purchaser's initial public securities offering shall be entitled to rely upon this Certificate.

          IN WITNESS WHEREOF, I have set my hand and the seal of the Purchaser this ___ day of _________, 1999.

                              ________________________________________
[CORPORATE SEAL]              Anthony J. Paquin, President

EXHIBIT 10.3A

                                 EXHIBIT 10.3B

                        FORM OF PRE-CLOSING CERTIFICATE

                           INTERLINK SERVICES, INC.



                             OFFICERS' CERTIFICATE
                         _____________________________

          Pursuant to the provisions of the Agreement and Plan of Merger, dated ______, 1999 (the "Merger Agreement"; certain terms used herein and not otherwise defined herein but which are defined in the Merger Agreement are used herein as therein defined), by and among InterLink Services, Inc., a corporation organized and existing under the laws of the state of Washington (the "Seller"), the undersigned, Netivation.com, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Purchaser"), and Netivation Acquisition Company, Inc., a corporation organized and existing under the laws of the State of Idaho, I, Dene W. Gary, the duly-elected President of the Seller, do hereby certify as follows:

               (1) The representations and warranties of the Seller and Shareholders in the Merger Agreement are true and correct, as if made on and as of the date hereof;

               (2) With regard to the Merger Agreement, each of the Seller and Shareholders have complied, or prior to closing will be able to comply, in all material aspects, with all the agreements and has satisfied, or prior to closing will be able to satisfy, all the conditions on its part to be performed or satisfied, in all material respects at or prior to closing;

               (3) Nothing has come to my attention that would indicate that the representations and warranties of the Purchaser in the Merger Agreement are other than true and correct;

               (4) With regard to the Merger Agreement, nothing has come to my attention that would indicate that the Purchaser has not complied, or will not be able to comply, in all material aspects, with all the agreements or have not satisfied, or will not be able to satisfy, all the conditions on their part to be performed or satisfied, in all material respects at or prior to closing;

               (5) Nothing has come to my attention that would indicate that the closing anticipated in the Merger Agreement will not occur simultaneously with the closing of the Purchaser's initial public securities offering;

EXHIBIT 10.3B

               (6) Since the date of the Merger Agreement, there have not been
(i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Seller, (ii) any transaction that is material to the Seller, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Seller, incurred by the Seller, except obligations incurred in the ordinary course of business or (iv) any loss or damage (whether or not insured) to the property of the Seller which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Seller.

               (7) I will inform the Purchaser immediately in writing if any of the representations contained in this certificate shall change or shall no longer be complete and accurate.

               (8) The underwriters of the Purchaser's initial public securities offering shall be entitled to rely upon this Certificate.

          IN WITNESS WHEREOF, I have set my hand and the seal of the Seller this ___ day of _________, 1999.


                         ________________________________________
[CORPORATE SEAL]              Dene W. Gary, President


                              ____________________________________
                              Dene W. Gary, Individually


                              ____________________________________
                              James L. Moody, Individually


                              ____________________________________
                              Carla A. Moody, Individually




EXHIBIT 10.3B

                                 SCHEDULE 2.6

               EXCEPTIONS TO EVENTS IN THE FINANCIAL STATEMENTS


                                     None.



SCHEDULE 2.6

                                 SCHEDULE 2.8

                       "EMPLOYEE WELFARE BENEFIT PLANS"
                                      AND
                       "EMPLOYEE PENSION BENEFIT PLANS"


                                 See attached.



SCHEDULE 2.8

                                 SCHEDULE 2.9

         EXCEPTIONS TO REPRESENTATION OF NO LAWSUITS AGAINST INTERLINK


                                     None.



SCHEDULE 2.9

                                 SCHEDULE 2.10

          EXCEPTIONS TO REPRESENTATION OF ALL TAXES PAID AND REPORTED


                                     None.




SCHEDULE 2.10

                                 SCHEDULE 2.12

             EXCEPTIONS TO REPRESENTATION OF NO BROKER'S FEES DUE


                                     None.



SCHEDULE 2.12

                                 SCHEDULE 2.13

                              INSURANCE POLICIES


                                 See attached.



SCHEDULE 2.13

                                 SCHEDULE 2.14

                    EXCEPTIONS TO REPRESENTATIONS REGARDING
                          EMPLOYEES AND LABOR MATTERS


                                     None.



SCHEDULE 2.14

                                 SCHEDULE 2.18

                             INTERLINK'S CONTRACTS


                                 See attached.



SCHEDULE 2.18

                                 SCHEDULE 2.19

                               PERSONAL PROPERTY


                                 See attached.



SCHEDULE 2.19

                                 SCHEDULE 2.20

                                 REAL PROPERTY


InterLink leases space at 16 E. Mission, Spokane, Washington, from L&L
Properties.

InterLink does not own any real property.



SCHEDULE 2.20

                                 SCHEDULE 2.21

                  OFFICER, DIRECTOR, AND EMPLOYEE INFORMATION


                                 See attached.




SCHEDULE 2.21

                                 SCHEDULE 2.22

                             INTELLECTUAL PROPERTY


Common law trademark rights to InterLink Services and its logo.

InterLink has registered the following Internet domain names:

          InterLinkServices.net
          IntrLink.net

InterLink claims common law copy rights in ASP searchable database software it has written.




SCHEDULE 2.22